                        JUNIATA VALLEY FINANCIAL CORP.
                            Bridge and Main Streets
                              Post Office Box 66
                             Mifflintown, PA 17O59
                           Telephone (717) 436-8211

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 16, 1996

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Juniata Valley Financial Corp. ("JVF") will be held at 10:30 a.m. on April 16, 1996, at the Lewistown Branch Office of The Juniata Valley Bank (the "Bank"), for the purpose of considering and voting upon the following matters:

     1.  Election of Directors. The election of three Class C Directors listed
         ---------------------
in Proxy Statement dated March 14, 1996, accompanying this Notice. These Directors will serve until the 1999 Annual Meeting.

     2.  Amendment to Amended and Restated Articles of Incorporation. To act
         -----------------------------------------------------------
upon a proposal to increase the number of authorized shares of Common stock, par value $1.00 per share, from 2,000,000 to 5,000,000 shares.

     3.  Juniata Valley Financial Corp. Employee Stock Purchase Plan. To act
         -----------------------------------------------------------
upon a proposal to adopt the Juniata Valley Financial Corp. Employee Stock Purchase Plan, which will permit employees of the Bank to purchase shares of the Common stock, par value $1.00 per share, of JVF.

     4.  Other Business. Such other business as may be properly brought before
         --------------
the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

     Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice.

     IN ACCORDANCE with the statutes in such case made and PROVIDED only those holders of record of Common stock of JVF at the close of business on March 13, 1996 (the "RECORD DATE"), are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment or adjournments thereof. The Stock Transfer Books of JVF will not be closed.

                                    BY ORDER OF THE BOARD OF DIRECTORS,


                                    RONALD H. WITHERITE
                                    Secretary

Mifflintown, Pennsylvania
March 14, 1996

     THE MANAGEMENT OF JVF REQUESTS THAT YOU SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE PREPAID ENVELOPE PROVIDED. THIS PROXY WILL NOT BE USED IF YOU ARE PRESENT AND DESIRE TO VOTE IN PERSON.

                        JUNIATA VALLEY FINANCIAL CORP.

                               PROXY STATEMENT
                                MARCH 14, 1996

                              GENERAL INFORMATION


     This Proxy Statement (the "Proxy Statement") is being furnished in connection with the solicitation by Management of Juniata Valley Financial Corp. ("JVF"), a corporation organized under the laws of the Commonwealth of Pennsylvania, of proxies to be voted at the Annual Meeting of Shareholders of JVF to be held on April 16, 1996 at 10:30 a.m. prevailing time, and at any and all adjournments or postponements thereof. This Proxy Statement and the enclosed Form of Proxy (the "Proxy") are first being sent to shareholders of JVF on or about March 14, 1996.

     The costs of preparing, printing and mailing the Proxy and all materials used in the solicitation thereof will be borne by JVF. In addition to use of the mails, proxies may be solicited by officers, directors and employees of JVF personally, by telephone or by telegraph.

     JVF's executive offices are located at Bridge and Main Streets, Mifflintown, Pennsylvania 17059, and its telephone number is (717) 436-8211. JVF's mailing address is P.O. Box 66, Mifflintown, Pennsylvania 17059.

Date by which Security Holder Proposals must be Received to be Presented at Next Annual Meeting of Shareholders

     Proposals of security holders of JVF intended to be presented at the next annual meeting of shareholders of JVF must be received by JVF for inclusion in JVF's Proxy Statement and Form of Proxy relating to that meeting by November 15, 1996.

     If the date of the next Annual Meeting of Shareholders of JVF is advanced or delayed by more than 30 days from April 15, 1997, security holders will be timely informed of the change of the Annual Meeting of Shareholders and the date by which proposals of security holders must be received.

                            PURPOSES OF THE MEETING

     The Annual Meeting of Shareholders will be held for the purpose of (i) electing three (3) Class C Directors to serve until the Annual Meeting of 1999;
(ii) to act upon a proposal to increase the number of authorized shares of JVF common stock, par value $1.00 per share, from 2,000,000 to 5,000,000 shares;
(iii) to act upon a proposal to adopt the Juniata Valley Financial Corp. Employee Stock Purchase Plan, which will permit employees of the Bank to purchase shares of the common stock, par value $1.00 per share, of JVF; and (iv) transacting such other business as may properly be brought before the meeting or any adjournment thereof.

                                    VOTING

Voting; Revocation of Proxies

   Each Proxy may be revoked at any time before its exercise by, among other methods, giving written notice to the Secretary of JVF. A subsequently dated Proxy will, if presented to the Secretary of JVF, revoke a prior dated Proxy. Any shareholder of JVF may attend the meeting and vote in person whether or not he has previously given a Proxy.

     The enclosed Proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting of
Shareholders: (i) matters which the Board of Directors does not know, a reasonable time before the proxy solicitation, are to be presented at the meeting; (ii) approval of the minutes of a prior meeting of the shareholders, if such approval does not amount to ratification of the action taken at that meeting; and (iii) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed Proxy will vote in accordance with their best judgment.

     The Board of Directors of JVF is not presently aware of any matters (other than procedural matters) which will be brought before the Annual Meeting of Shareholders which are not referred to in the Notice of Annual Meeting of Shareholders. If other business is properly brought before the Annual Meeting of Shareholders, the persons named in the Proxies will act or vote in accordance with their judgment.

Vote Required; Shares Entitled to Vote

     The presence in person or by proxy of the holders of a majority of the outstanding shares of JVF's common stock will constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. At the close of business on the Record Date, there were 1,113,001 shares of JVF's common stock outstanding. Each share of JVF's common stock outstanding on the Record Date is entitled to one vote on all matters, including the election of directors, to come before the Annual Meeting.

     The Trust Department of The Juniata Valley Bank (the "Bank") as sole trustee, holds 49,698 shares of stock which may not be voted in the election of directors of JVF.

     Management of JVF in the aggregate beneficially owned 4.74% of the common stock of JVF and the Bank's Trust Department as corporate fiduciary owned 4.50% of the outstanding common stock of JVF as of the Record Date. To the knowledge of management of JVF, no shareholder beneficially owned 5% or more of the outstanding common stock of JVF on the Record Date.

     All matters which are expected to come before the shareholders, including election of directors, will require the affirmative vote of the holders of a majority of JVF's outstanding common stock represented at the meeting, if a quorum is present.

     At the Annual Meeting, the Judges of Election will manually tabulate all votes which are cast in person or by proxy. Those shareholders wishing to vote in person will be provided ballots with which to vote.

     Voting is an important right of shareholders. If a shareholder abstains or otherwise fails to cast a vote on any matter brought before the shareholders, the Pennsylvania Business Corporation Law provides that notwithstanding any intention to the contrary, the abstention or failure is not a vote and will not be counted. This is true of broker nonvotes, as well as nonvotes by other shareholders.

                         ELECTION OF DIRECTORS OF JVF

     The Bylaws of JVF provide that the Board of Directors may, from time to time, fix the number of directors and their respective classifications. The number of directors that shall constitute the whole Board of Directors shall be not less than five nor more than 25. The Bylaws also provide that the Board of Directors shall be classified into three classes as nearly equal in number as possible, each class to be elected for a term of three years. Each class shall be elected in a separate election. At each subsequent annual meeting of Shareholders, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

     Nomination for elections to the Board of Directors may be made by the Board of Directors or by any holder of the common stock of JVF entitled to vote at the election of directors. Nominations, other than those made by or on behalf of the existing management of JVF, shall be made in writing and shall be delivered or mailed to the secretary of JVF not less than 45 days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known by the notifying shareholder: (a) the name and address of each proposed nominee; (b) the age of each proposed nominee; (c) the principal occupation of each proposed nominee;
(d) the number of shares of JVF owned by each proposed nominee; (e) total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee; (f) the name and residence address of the notifying shareholder; and (g) the number of shares of JVF owned by the notifying shareholder. Any nomination for director not made in accordance with the above procedure shall be disregarded by the Chairman of the meeting, and votes cast for each such nominee shall be disregarded by the Judge of Election.

     It is the intention of the persons named in the Proxy to vote for the election of the three individuals listed as Class C Directors to the class to which said directors have been designated, to serve until the 1999 Annual Meeting of Shareholders.

     In absence of instructions to the contrary, proxies will be voted in favor of the election of the management's nominees. In the event any nominee should become unavailable, it is intended that the proxies will be voted for such substitute nominee as may be nominated by management. Management has no present knowledge that any of the nominees will be unavailable to serve.

     In February, 1996, pursuant to the Bylaws of JVF, the number of Directors was decreased from 11 to 10. This decrease was in response to the resignation of Darwin C. Pomeroy, whose term will expire at the Annual Meeting.

     Each nominee for the position of Class C Director is currently a director of JVF and its sole wholly-owned subsidiary, The Juniata Valley Bank. All Class C Directors were elected directors of JVF at the 1993 Annual Meeting of Shareholders of JVF.

     The following table sets forth the name and age of each nominee to each class of the Board of Directors of JVF, as well as the nominee's business experience, including principal occupation for the past five years, the period during which he has served as a director of JVF, the Bank, and the number and percentage of outstanding shares of common stock of JVF beneficially owned by said nominee as of the Record Date.

                             Business Experience
                             Including Principal                      Amount and    Percentage
                                  Occupation                           Nature of        of
                                   for the                Director    Beneficial    Outstanding
       Name and Age            Past Five Years            Since/1/    Ownership/2/  Stock Owned
       ------------            ---------------            -----       ---------     -----------
CLASS C Directors to be elected for a three-year term ending in 1999.

Dale G. Nace                 Owner, Glenn Nace              1992         805          .07%
 Age 51                      Plumbing & Heating;
                             GlenDale Storage,
                             Millerstown, PA

Edward R. Rhodes             Senior Partner                 1992         520          .05%
 Age 67                      E. R. Rhodes & Son
                             Lewistown, PA

Harold B. Shearer            Self-Employed Farmer           1988       3,131          .28%
 Age 60                      East Waterford, PA

CLASS B Directors to continue in office to 1998.

Harry B. Fairman, Jr.        President of Hilltop           1983       3,725          .33%
 Age 68                      Oil, Inc.
                             Mifflintown, PA

Don E. Haubert               CEO/Chairman of                1975       8,997          .81%
 Age 56                      the Board, S & A
                             Custom Built Homes, Inc.
                             Contractor, Mifflintown, PA

John A. Renninger            President of A.D.              1979       7,398          .66%
 Age 59                      Renninger Lumber Co.
                             Richfield, PA

Ronald H. Witherite          Owner, Ron's IGA               1992         768          .07%
 Age 58                      Fruit Market, Inc.
                             Reedsville, PA

CLASS A Directors to continue in office to 1997.

A. Jerome Cook               President and CEO              1976       3,651          .33%
 Age 55                      of The Juniata Valley
                             Bank and Juniata Valley
                             Financial Corp.

John E. Groninger            President of John E.           1971      12,653         1.13%
 Age 70                      Groninger, Inc., Con-
                             tractor, Mexico, PA,
                             Director of Consumers
                             Financial Corporation,
                             Camp Hill, PA, a life
                             insurance company

Karl E. Guss                 Funeral Director               1974      11,716         1.05%
 Age 68                      with Guss Funeral,
                             Home, Mifflintown, PA

/1/ Includes period prior to the formation of JVF (1983) during which named person served as director of the Bank. Each director of JVF also serves as a director of the Bank.

/2/ The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after March 14, 1996. Beneficial ownership may be disclaimed as to certain of the securities.


     The following are all shares owned beneficially by all directors and principal officers as a group:

                              Amount and Nature of
                              Beneficial Ownership
                              --------------------
         Title of Class       Direct     Indirect       Percentage
         --------------       ------     --------       ----------
         Common               46,715     6,649          4.79%

         PROPOSED AMENDMENT TO INCREASE NUMBER OF SHARES OF AUTHORIZED
                                  COMMON STOCK

     JVF is currently authorized to issue 2,500,000 shares of stock, which is divided into two classes. Authorized stock consists of 2,000,000 shares of common stock with a par value of $1.00 per share, and 500,000 of preferred stock without a par value. A copy of JVF's currently effective Amended and Restated Articles of Incorporation are attached to this Proxy Statement as Exhibit "A".

     The Board of Directors of JVF has authority to fix the voting rights, designations, preferences, qualifications, privileges and other features of preferred stock. JVF has not issued any preferred stock, and there is no plan at the present time to issue preferred stock.

     As noted above, at the close of business on March 14, 1996, there were issued and outstanding 1,113,001 shares of common stock.

     The additional shares of authorized JVF common stock for which shareholder approval is sought would be part of the existing class of common stock. When and if issued, this common stock would have the same rights and privileges as shares of common stock presently issued and outstanding. The Board of Directors currently has no plan, arrangement or understanding regarding the issuance of additional shares of common stock, except in connection with dividend reinvestments, employee stock purchase plans and stock dividends to existing shareholders.

     The Board of Directors believes that it is desirable to have additional authorized shares of JVF common stock for use in raising additional capital, for use in connection with stock dividends, stock splits, employee benefit plans, and for other general corporate purposes. Having additional authorized common stock available for issuance in the future would give JVF greater flexibility and would allow additional shares to be issued without the expense and delay of a special shareholder's meeting.

     On January 16, 1996, the Board of Directors unanimously adopted a resolution approving the increase in the number of shares of common stock, and directed that the matter be presented at the Annual Meeting to the shareholders of JVF for their approval.

     Under certain circumstances, the issuance of additional shares of JVF common stock could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of JVF. Additional shares of JVF common stock could be privately sold to purchasers who might side with the Board of Directors in opposing a hostile takeover attempt. The issuance of additional shares of JVF common stock could be used to dilute the stock ownership of a takeover bidder. To the extent that potential takeovers are discouraged, stockholders may not have opportunity to dispose of all or part of their stock at a price that may be higher than that prevailing in the market. However, it is also possible that making additional shares of authorized but unissued common stock available to the Board of Directors to be issued for the purposes described above may have the effect of increasing the price offered to shareholders should a tender offer or exchange offer take place.

    Because JVFC shareholders would not be entitled to preemptive rights to purchase additional shares, their shareholder interests in JVFC are potentially subject to dilution in the event JVFC issues additional shares of JVFC common stock or preferred stock to other parties. Such dilution would occur if the JVFC Board of Directors determines to offer additional shares of JVFC common stock for sale to the general public in a non-preemptive rights offering.

     If the shareholders approve the proposed Amendment, Article 5 of the Amended and Restated Articles of Incorporation of JVF will provide as follows:

          ARTICLE 5: The aggregate number of shares which the Corporation shall have authority to issue is 5,500,000 shares divided into two (2) classes consisting of 5,000,000 shares of common stock with a par value of $1.00 per share, and 500,000 shares of Preferred Stock without a par value. The Board of Directors shall have the full authority permitted by law to fix by resolution full, limited, multiple, or fractional, or no voting rights, and such designations and preferences, priorities, qualifications, privileges, limitations, restrictions, options, conversion rights, dividend features, retirement features, liquidation features, redemption features, or other special or relative rights that may be desired for the Preferred Stock and any series thereof, and to issue such Preferred Stock from time to time in one or more series. The designations, preferences, priorities, qualifications, privileges, limitations, restrictions, options, conversion rights, dividend features, retirement features, liquidation features, redemption features, and any other special or relative rights of any series of Preferred Stock may differ from those of any and all series at anytime outstanding.

     The Board of Directors unanimously recommends that shareholders approve the proposed Amendment to Article 5 of JVF's Articles of Incorporation.


         ADOPTION OF THE JUNIATA VALLEY FINANCIAL CORP. EMPLOYEE STOCK
                                 PURCHASE PLAN

General

     JVF's Board of Directors has unanimously approved the Juniata Valley Financial Corp. Employee Stock Purchase Plan (the "Plan"), subject to approval by JVF shareholders. The Board believes that the ability to give employees the opportunity to purchase stock of JVF is an important factor in attracting and retaining exceptional individuals as employees and in rewarding existing employees. The granting of supplemental compensation provides a valuable incentive to employees in the performance of their duties. The important features of the Plan are summarized below, but the summary is qualified in its entirety by express reference to the Plan itself.

     The purpose of the Plan is to provide a method for employees of the Bank to acquire a proprietary interest in JVF. The Plan is intended to promote the best interests of JVF by encouraging its employees to acquire stock ownership in JVF.

     The affirmative vote of holders of a majority of the issued and outstanding common stock of JVF entitled to vote at the meeting is required to approve the Plan. The full text of the Plan is set forth in Exhibit "B" to this Proxy Statement. All proxies will be voted "FOR" approval of the Plan except for that of any shareholder who specifies the contrary on his or her proxy card.

Administration of the Plan

     The Plan is administered by a Committee to be appointed by the Board of Directors of JVF. No member of the Committee may be eligible for awards under the Plan. The Committee will consist of no fewer than three (3) members of the Board of Directors. The Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all of the determinations necessary or advisable for administering the Plan.

     The maximum number of shares which employees may purchase under this Plan is 100,000. As of March 1, 1996, the closing sale price quotation for shares of JVF common stock in the over-the-counter market was $35.00 per share.

Eligibility

     An employee of the Bank will be eligible to participate in the Plan if: (i) he or she has completed ninety (90) days employment; and (ii) he or she is employed by the Bank on the date the employee's participation in the Plan becomes effective. Participation will be limited to the extent necessary to prevent an employee from owning stock, and/or hold outstanding options to purchase stock, possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of JVF. In addition, participation is prohibited or limited if participation permits the participant's right to purchase stock under all employee stock purchase plans of JVF to accrue at a rate which exceeds Twenty-five Thousand ($25,000.00) Dollars for each calendar year (determined by the fair market value of the stock at the time the option is granted).

Options

     On the Commencement Date of each offering (July 1 of each year), a participant will be granted an option to purchase as many full shares of stock as he or she will be able to purchase with the aggregate sum of the payroll deductions deposited into his or her account during that offering. The option price of stock purchased during each annual offering for a participant shall be a percentage between eighty-five (85%) percent and one hundred (100%) percent of the fair market value of the stock on the Commencement Date or the nearest prior business day to the Commencement Date. The percentage used shall be in the sole and exclusive discretion of the Board of Directors.

     During a participant's lifetime, options held by the participant shall be exercised only by that participant.

     If, prior to the expiration of an option exercise term, the participant ceases to be employed by the Bank (other than by reason of death or disability) the participant's participation in the Plan will automatically terminate, and the participant will not be entitled to purchase any shares at the end of the offering. Any payroll deductions credited to the participant's account will be returned to the participant. Should the termination of an employee occur because of the employee's death, the participant's beneficiary may elect either to withdraw all of the payroll deductions credited to the participant's account under the Plan or to exercise the participant's option for the purchase of stock on the next Termination Date (May 15 of each year).

Tax Consequences - Generally

     The Plan is intended to be an "Employee Stock Purchase Plan" as defined in
Section 423 of the Code. There are several tax advantages of an employee stock purchase plan. First, when an option is granted to an employee, he or she will not realize taxable income. Second, the employee will not recognize taxable income on the exercise of the option.

     In order to be eligible for this favorable tax treatment, an employee must be employed by JVB during the offering period. Additionally, the employee may not dispose of his or her shares within one (1) year after the date of the transfer of the stock to him or her or within two (2) years after the date the option is offered. Under these circumstances, there will be no tax effect upon JVB (it will not be entitled to tax deduction by reason of the employee's subscription or purchase, nor will it recognize gain or loss upon the transfer of the shares to the employee).

     There are tax consequences when an employee disposes of the shares. The tax treatment of the subsequent disposition of (S) 423 Plan stock depends on whether the stock was disposed of within the statutory holding period for (S) 423 Plan stock. The statutory holding period for (S) 423 Plan stock, as discussed above, is the later of two years after the grant of an option or one year from the date of transfer of the stock pursuant to the option.

     If the employee disposes of stock purchased pursuant to the Plan before the expiration of the statutory holding period, the employee must recognize as ordinary income the difference between the stock's fair market value and the option's exercise price. If the sale or other taxable disposition of stock occurs after the statutory holding period has expired, the employee's capital gain on the sale is an amount equal to the excess of the proceeds of the sale over the employee's basis in the stock.

     There is a difference in treatment of an option with an exercise price of more than 85% and less than 100% of the fair market value of the stock. In this case, the employee must include in taxable income at time of sale or other taxable disposition of the stock, or upon the employee's death while still holding the stock, the lesser of 1) the amount, if any, by which the fair market value of the stock when the option was granted exceeds the option price; or 2) the amount, if any, by which the stock's fair market value at the time of the disposition or death exceeds the exercise price paid.

     JVB may not deduct the difference between the fair market value of the option stock and the option exercise price if the option is one issued pursuant to a (S) 423 Plan. However, if there is a disqualifying disposition (i.e., disposing of the stock in violation of the statutory holding period), the employer will be entitled to the compensation deduction to which it would be entitled if the option had been a non-qualified option.

Amendment of the Plan

     The Board of Directors shall have complete power and authority to terminate or amend the Plan. No termination, modification, or amendment of the Plan may adversely affect the rights under outstanding options.

                        MANAGEMENT OF JVF AND THE BANK

Board of Directors

     The Board of Directors of JVF and the Bank are identical. The Board of Directors of JVF has not appointed any committees as of this date. JVF has utilized the Bank's committees.

Executive Officers

     The following table sets forth the executive officers of JVF, their ages, their positions with JVF and the beneficial ownership (as determined in accordance with the rules and regulations of the Securities and Exchange Commission) of common stock of JVF by each of such persons. Share information is stated as of March 14, 1996.

                                            Amount and         Percentage
                                            Nature of              of
                                            Beneficial         Outstanding
Name and Age        Title                   Ownership             Stock
------------        -----                   ---------             -----
A. Jerome Cook      Chairman and CEO          3,651               .33%
 Age 55             of JVF and the Bank


----------

Board Personnel Committee Report on Executive Compensation

     JVF does not have a Compensation Committee. The Board of Directors has delegated to the Personnel Committee initial review and recommendations for executive compensation. Recommendations of the Personnel Committee are reviewed and ratified by the full Board of Directors.

     Executive compensation is designed to provide a level of salary competitive with that offered by other similar regional bank holding companies and banks. To that end, the Personnel Committee reviews the results of several salary and compensation surveys. At the present time, there is no relationship between executive compensation and JVF's corporate performance. Rather, the process of determining executive compensation is primarily subjective and not based on quantifiable data.

     Executive officers of JVF participate in the same two bonus programs in which all employees of JVF participate. These programs pay modest bonuses; one is paid at year end and the other after JVF's return on assets is calculated.

     Mr. Cook, as President and Chief Executive Officer of JVF, receives a salary determined by the Personnel Committee in the manner described above. In addition, he participates in the same bonus programs which are applicable to all employees. Mr. Cook's total compensation is disclosed in the Summary Compensation Table set forth below on Page 12.

     JVF offers no special incentive programs for its executive officers.

     Members of the Personnel Committee are Harry Fairman, John Renninger, Edward Rhodes, and Ronald Witherite. None of these committee members have been officers or employees of JVF or the Bank at any time, and none had any relationship with JVF or the Bank requiring specific disclosure under applicable Securities and Exchange Commission regulations.

     This report is given over the signatures of the Personnel Committee, consisting of Harry Fairman, John Renninger, Edward Rhodes, and Ronald Witherite.

Stock Performance Graph

     The following graph sets forth the yearly percentage change in JVF's cumulative total shareholder return on its common stock from December 31, 1990 to December 31, 1995. This percentage change is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period measured, assuming dividend reinvestment and (B) the difference between JVF's share price at December 31, 1995 and December 31, 1990 by (ii) the share price of December 31, 1990. This result, on the following performance graph, is compared with the NASDAQ Market Index and the MG Industry Group 042-Middle Atlantic Banks:

                             [GRAPH APPEARS HERE]

                     ASSUMES $100 INVESTED ON JAN. 1, 1991
                         ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 1995

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET



------------------------- FISCAL YEAR ENDING -----------------------------
COMPANY                        1990   1991    1992    1993    1994    1995
JUNIATA VALLEY FINANCIAL CP     100  102.75  123.33  161.50  190.94  239.48
INDUSTRY INDEX                  100  133.08  166.65  207.03  196.56  298.47
BROAD MARKET                    100  128.38  129.64  155.50  163.26  211.77



THE INDUSTRY INDEX CHOSEN WAS:
MG INDUSTRY GROUP 042 - Middle Atlantic Banks

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX

THE CURRENT COMPOSITION OF THE INDUSTRY INDEX IS AS FOLLOWS:
ALLEGIANCE BANC CP
AMBANC HLDG CO INC
ANNAPOLIS BANCSHARES INC
ARGENTARIA CP BANC
ARROW BANK CP
AUBURN NATL BANC INC
BANCO BILBOA VIZ S A
BANCO DE SANTANDER
BANK OF NEW YORK CO
BANKERS TRUST NEW YORK
BARCLAYS PLC ADR
BCB FIN SVCS
BFS BANKORP INC NY
BMJ FIN CP
BROAD NATL BANCORP
BRYN MAWR BANK CP
BSB BANCORP INC
BT FIN CP
CARNEGIE BANCORP
CARROLLTON BANCORP
CHASE MANHATTAN CP
CHEMICAL BANKING CP
CITI-BANCSHARES INC
CITICORP
CITIZENS BANCORP
CNB FIN CP NY
COLLECTIVE BANCORP INC
COLUMBIA BANCORP
COMMERCE BANCORP INC NJ
COMMERCE BK HARRISBURG
COMMERCIAL BANK OF NY
COMMUNITY BANK SYSTS INC
COMMUNITY BANKS MLRBG PA
COMMUNITY FIN HLDG
CONESTOGA BANCORP INC
CORESTATES FIN CP
DAUPHIN DEPOSIT CP
ELMIRA SVGS BK FSB NY
ESPIRITO SANTO FIN HLDG
EVERGREEN BANCORP INC
EXECUFIRST BANCORP INC
F&M BANCORP
FCNB CP
FINANCIAL BANCORP INC NY
FINANCIAL TRUST CP
FIRST BANK OF PHILA
FIRST BELL BANCORP INC
FIRST COMMONWEALTH FIN
FIRST EMPIRE STATE CP
FIRST FIDELITY BANCORP
FIRST KEYSTONE FIN
FIRST LEESPORT BANCORP
FIRST OF LONG ISLAND CP
FIRST SAV BK NJ
FIRST SHENANGO BANCORP
FIRST UNITED CP
FIRST WESTERN BANCORP
FLEMINGTON NATL BK & TR
FLUSHING FINANCIAL CP
FNB CORP INC (PA)
FNB ROCHESTER CP
FRANKLIN BANCORP
FULTON FIN CP
GARDEN STATE BANCSHARES
GATEWAY BANCORP INC
GROWTH FIN CP
HARBOR FED BANCORP
HARLEYSYILLE NATL CP
HERITAGE BANCORP INC
HOME FED CP MARYLAND
HUBCO INC
HUDSON CHARTERED BANCORP
IBS FIN CP
INDEPENDENCE BANCORP
INDEPENDENCE FED SAV BK
INTEGRA FIN CP
INTERCHANGE FIN SVGS
JEFFBANKS INC
KEYSTONE FIN INC
KEYSTONE HERITAGE GR
LAKE ARIEL BANCORP INC
LAKEVIEW FIN CP
LETCHWORTH IND BANCSHARE
MADISON BANCSHRS GR
MASON-DIXON BANCSHRS
MBNA CP
MELLON BANK CP
MERCANTILE BANKSHRS CP
MERCHANTS N Y BANCORP
MERIDIAN BANCORP INC
MIDLANTIC CP
MLF BANCORP INC
MORGAN, J.P. & CO INC
MOXHAM BANK CP
NATIONAL PENN BANCSHRS
NATIONAL WESTMINSTER BK
NBT BANCORP INC
NEWBERRY BANCORP
NORTH FORK BANCORP NY
NORTH SIDE SAV BANK NY
NSD BANCORP INC
OMEGA FIN CP
ONBANCORP INC
PEEKSKILL FIN CP
PENNFED FIN SVCS
PNC BANK CP
POUGHKEEPSIE SAV BANK
PRESTIGE FIN CP
PRIME BANCORP INC
PROGRESS FIN CP
PROGRESSIVE BANK INC
QUEENS COUNTY BANCORP
RAMAPO FIN CP
RARITAN BANCORP INC
REGENT BANCSHARES CP
REPUBLIC NY CP
RIGGS NATL CP
ROYAL BANCSHARES OF PA
S&T BANCORP INC
SFS BANCORP INC
SKYLANDS COMMUNITY BANK
SOUTHWEST NATL CP
STATE BANCORP INC
STATEWIDE FIN GR
STERLING BANCORP
SUFFOLK BANCORP
SUMMIT BANCORP
SUN BANCORP INC
SUSQUEHANNA BANCSHARES
TAPPAN ZEE FIN INC
TROY HILL BANCORP INC
TRUST CO OF NJ
TRUSTCO BANK CP NY
U.S. TRUST CP
UJB FIN CP
UNITED COUNTIES BANCORP
UNITED NATL BANCORP NJ
USBANCORP INC PA
VALLEY NATL BANCORP
VISTA BANCORP INC
WEST JERSEY BANCSHARES
WILMINGTON TRUST CP
WSFS FIN CP
WVS FIN CP
YARDVILLE NATL BCP



SOURCE:  MEDIA GENERAL FINANCIAL SERVICES
   P.O. BOX 85333
   RICHMOND, VA 23293
   PHONE:  l-(800) 446-7922
   FAX:  1-(804) 649-6097

Remuneration of Executive Officers

     The following Summary Compensation Table sets forth the remuneration of the executive officer of JVF (as defined in applicable securities regulations), and the annual salary and other compensation of that officer for the preceding three years.

                          SUMMARY COMPENSATION TABLE

                                                                             Lone Term Compensation
                                                                    --------------------------------------
                                     Annual Compensation                     Awards               Payouts
                            ------------------------------------    ------------------------    ----------
                                                       Other                      Securities
Name                                                   Annual       Restricted    Underlying                   All Other
and                                                    Compen-      Stock         Options/      LTIP           Compen
Principal                                              sation/1/    Awards/2/     SARs/3/       Payouts/4/     sation/5/
Position            Year    Salary ($)    Bonus ($)      ($)           ($)           (#)            ($)           ($)
--------            ----    ----------    ---------    ---------    ----------    ----------    ----------    ----------
A. Jerome Cook      1995     116,423       1,175           -            -             -              -          21,795
Chairman & CEO      1994     111,746       1,165           -            -             -              -          21.155
                    1993     110,000       1,165           -            -             -              -          20,408



/1/ The aggregate of personal benefits provided by JVF and the Bank for any executive officer, individually or all executive officers as a group did not exceed the lesser of (i) $50,000 or (ii) 10% of the salary and bonus of the officer for any of the years referenced. This does not include benefits that are available to all salaried officers, directors and employees on a non-discriminatory basis.

/2/  JVF has not issued any Restricted Stock Awards to any executive officer.

/3/  JVF has not issued any options or SARs to any Executive Officer.

/4/ JVF does not maintain any Long-Term Incentive Plan as defined in the applicable Securities and Exchange Commission Regulations, and consequently has made no payouts pursuant to any such plan.

/5/  Mr. Cook received $7,500 in 1995, $7,500 in 1994, and $7,200 in 1993 as
     compensation for serving as a director of JVF and the Bank. Mr. Cook has elected to defer a portion of this compensation in the manner described below under "Director's Compensation." Mr. Cook also participated in the Officer's Supplemental Retirement Plan, also described below. Accruals to Mr. Cook's account under this Plan were $13,000 in 1995, $11,940 in 1994, and $11,600 in 1993. Finally, Mr. Cook participated in the Director's Retirement Plan described below. Accruals to Mr. Cook's account under this plan were $947 in 1995, $907 in 1994 and $886 in 1993. Mr. Cook is provided with the use of an automobile; the compensation element of this automobile aggregated $348 in 1995, $808 in 1994, and $722 in 1993.

Employment Agreement

     In 1995, JVF and the Bank entered into a deferred compensation agreement with A. Jerome Cook. The agreement provides that JVF and the Bank shall, if Mr. Cook's employment is terminated without cause, or, if Mr. Cook's employment with JVF and the Bank is terminated by either Mr. Cook, JVF or the Bank within a period commencing six months before or nine months after a change in control of JVF and the Bank, pay Mr. Cook severance compensation equal to 2.95 times Mr. Cook's average annual compensation over the five taxable years immediately preceding the termination of Mr. Cook's employment with JVF and the Bank. The agreement shall expire when Mr. Cook retires.

Stock Option Grants

     Applicable Securities Exchange Commission regulations require disclosure of Stock Option grants to executive employees. JVF maintains no stock option plans and the following table indicates that no such options have been granted:

                         INCENTIVE STOCK OPTION GRANTS
                              IN LAST FISCAL YEAR

                                                                                            Potential
                                                                                            Realizable Value at Assumed
                                                                                            Annual Alternative
                                                                                            Rates of Stock Price
                                                                                            Appreciation
                                Individual Grants                                           for Option Term
     ----------------------------------------------------------------------                 ------------------
                                     Number of      % of Total
                                     Securities     Options/
                                     Underlying     SARs
                                     Options/       Granted to     Exercise
                                     SARs           Employees      or Base      Expira-
                                     Granted        in Fiscal      Price        tion
     Name                            (#)            Year           ($/Sh)       Date        5% ($)     10% ($)
     ----                            ----------     ----------     --------     -------     ------     -------
     A. Jerome Cook                     0               0%          $0           0          $0           $0


Pension Plan

     JVF and the Bank maintain a pension plan for employees of JVF and the Bank. The aggregate amount set aside or accrued as of December 31, 1995, for all pension or retirement benefits to be paid under existing plan for all plan participants was $107,000, an amount equal to 5.34% of the total covered compensation of all plan participants. All employees with 12 months' continuous service who have attained the age of 21 years (except those paid hourly who work less than 1,000 hours per year) are eligible to participate. The cost of the pension, which is actuarially determined, is paid by JVF and the Bank. The amount of the contribution or accrual with respect to a specified pension is not and cannot readily be separated or individually calculated by the regular actuaries for the Plan. The formula used to determine an employee's monthly pension income is 1% of the employee's average monthly compensation for the Plan year multiplied by his or her years of Benefit Formula Service, not to exceed 99 years. Early retirement is possible with reduced benefits provided the employee has attained the age of 55 years and has completed 20 years of service. Average monthly earnings are calculated from the employee's highest five consecutive years of earnings and exclude directors' fees, whether paid in cash or deferred.

     The amount shown on the following table assumes the retirement of an employee who chose a straight life annuity, who is presently 50 years old and who will retire at the age of 65 years.

                              PENSION PLAN TABLE

                                       Years of Service
                     -----------------------------------------------
Remuneration             15        20        25        30        35
------------             --        --        --        --        --
      75,000         $13,594   $18,125   $22,656   $27,187   $31,718
      95,000         $18,674   $24,900   $31,125   $37,349   $43,574
     115,000         $23,794   $31,725   $39,656   $47,587   $55,518
     135,000         $28,894   $38,525   $48,156   $57,787   $67,418
     145,000         $31,444   $41,925   $52,406   $62,887   $73,368
     155,000         $32,700   $43,600   $54,500   $65,400   $76,300

As of December 31, 1995, A. Jerome Cook had 30 years of credit service under the Pension Plan.

Officer's Supplemental Retirement Plan

     In December, 1988, the Bank established a supplemental retirement plan for certain key executive employees (the "Officer's Plan"). The Officer's Plan provides for a target annual retirement benefit, payable over 10 years beginning at age 65, in an amount equal to 40% of the employee's 1988 compensation. The retirement benefit will accrue to the account of each participating employee, commencing in 1989, over his working years with the Bank until he attains the age of 65. The Plan is dependent on annual funding which is subject to approval by the Board of Directors. If the Board terminates the Plan or declines to make a contribution in any year, participants will receive only such benefits as have accrued, even if less than the targeted benefits.

     A lesser retirement benefit, equal to the employee's accrued benefit to date of retirement, is payable if the employee retires on or after attainment of the age of 62, provided that he has completed 15 years of service. Payment is deferred until the employee attains the age of 65. If the Board of Directors approves, receipt of benefits on early retirement may commence, but the benefit will be the then actuarial equivalent of the accrued retirement benefit.

     The plan also provides for a disability pension in an amount equal to the employee's accrued retirement benefit on the date of disability. This pension is payable over a 10-year period, commencing when the employee attains the age of
65. However, payment may be accelerated with approval of the Board; in such event, the actuarial equivalent of the benefit will be paid.

     If a participant in the plan dies while employed by the Bank, a death benefit is payable. The amount of the benefit depends on whether the Bank has purchased insurance on the life of the participant. The death benefit is equal to the proceeds of the policy if the Bank has purchased insurance, and the equivalent of the participant's accrued retirement benefit if life insurance has not been purchased.

Directors' Compensation

     Subject to the right of a director to defer the payment of directors' fees in accordance with the directors' compensation plan set forth below, each director is paid an annual fee of $7,500 for attendance at 12 regular meetings of the Board of Directors of the Bank. Each director who is not an executive officer also receives $60 for attendance of each committee meeting of the Bank and special meeting of the Board of Directors of the Bank. JVF directors receive no fees in addition to those received from the Bank.

Director's Deferred Compensation Plans.

     In 1982, JVF established a director's deferred compensation plan. This plan permitted participating directors to defer $3,700 in director's fees each year for a five year period commencing with the election to participate in the plan in return for an undertaking by JVF to pay each participating director a specified amount in 120 equal payments beginning at the last to occur of the attainment of the age of 65 or the expiration of five years from the date of the director's election to participate in the plan, or if the director were to die prior to such time, upon the death of the director. JVF applied the deferred director's compensation to the purchase of life insurance policies which will fund JVF's obligations under the plan. JVF is the owner and the beneficiary of these life insurance policies.

     In 1987, when the first director's deferred compensation plan was fully funded, JVF offered directors a second deferred compensation plan whereby each director could elect to defer $4,900 in directors fees each year for five years in exchange for an additional benefit similar to that offered under the 1982 plan. In 1991, when the second plan was funded, JVF offered a third deferred compensation plan to directors whereby they may elect to defer $6,000 in director's fees each year for five years in order to receive an additional benefit similar to that offered under the 1982 and 1987 plans. All three plans operate in substantially the same manner and all are funded by insurance policies as described above. JVF has no plans to offer any additional deferred compensation plans to its directors. The above-referenced plans will continue in effect.

Director's Retirement Plan

     In December, 1988, the Bank established a retirement program for directors (the "Director's Plan"). All persons who were directors of the Bank on January 1, 1988, are eligible for benefits under the Plan. All directors whose service commenced after January 1, 1988, are eligible following the completion of six months of service on the Board. The Director's Plan provides for a target retirement benefit of $7,800 per year for 10 years commencing at age 65, or, if later, at such time as the director has completed 10 years of credited service (as defined in the Director's Plan) with the Board. The retirement benefit for each director will accrue over his remaining projected period of service until he reaches age 65 or completes 10 years of credited service. The Plan is dependent on annual funding which is subject to approval by the Board of Directors. If the Board terminates the Plan or declines to make a contribution in any year, directors will receive only such benefits as have accrued, even if less than the targeted benefits. Lesser benefits are payable in the event of the director's death, disability, or other termination (except terminations caused by the director's fraud or dishonesty).

Transactions with Officers and Directors

     During 1995, the Bank had and expects to have in the future banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates of JVF and the Bank, on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others. Such loans present, in the opinion of management, no more than the normal risk of collectibility or present other unfavorable features. During 1995, the highest aggregate amount of extensions of credit to directors, officers and their associates either directly or indirectly, did not exceed 20% of equity capital. Also during 1995, extension of credit to any one director, officer, or principal shareholder did not exceed 10% of equity capital.

Compliance with Section 16(a) of Securities Exchange Act

     In 1995, to the knowledge of JVF, no directors or officers failed to file on a timely basis any reports with the Securities Exchange Commission.

Committees of the Board of Directors of the Bank

     The Board of Directors of JVF has not established its own committees but rather utilizes the committees of the Bank.

     The total number of Board of Directors' meetings during 1995 was 12 and no director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

Audit Committee

     Members of the Audit Committee were Karl E. Guss, Dale Nace and Edward Rhodes. This Committee met three times during 1995. The Audit Committee causes to be made by certified public accountants a complete audit of the books and financial statements of JVF. Upon receipt and review of the internal auditor's report and certified public audit report, the Committee brings to the Board of Directors the Committee's recommendations concerning the audit. The Committee also reviews any examination reports by the Department of Banking, Federal Deposit Insurance Corporation and The Federal Reserve Bank of Philadelphia.

Trust Committee

     Members of the Trust Committee were John Groninger, Harold Shearer, and Ronald Witherite. This Committee met 11 times during 1995. The Trust Committee determines the policy and investments of the Trust Department, the acceptance of all fiduciary relationships and relinquishment of all fiduciary relationships. The Trust Committee keeps minutes of their meetings which are reviewed by the Board of Directors monthly.

Personnel Committee

     Members of the Personnel Committee were John Renninger, Edward Rhodes, and Ronald Witherite. This Committee met once during 1995. The Personnel Committee reviews all personnel policies, including compensation of all employees.

Other Committees of the Bank

     There is no nominating committee but there are other standing committees which are appointed from time to time by the Chairman of the Board of Directors subject to the approval of the Board. Examples of some of the committees are Policy, Consumer, Marketing, Buildings and Grounds, Pension and Finance.

                          OTHER BUSINESS

     To transact any other matters connected with and incidental to the election of directors that may properly come before the Annual Meeting of Shareholders.

     Management, at present, knows of no other business except those items explained herein that may require the vote of the shareholders to be presented by or on behalf of JVF or its management at the meeting.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors of JVF has engaged Beard & Company, Inc., Reading, Pennsylvania, as principal accountant for JVF and the Bank to audit its financial statements for the year 1995. This firm has no material relationship with JVF or the Bank and is considered to be well qualified. A representative of the firm is expected to be at the Annual Meeting of Shareholders.

                            FORM 10-K ANNUAL REPORT

     Securities and Exchange Commission Form 10-K Annual Report is available free of charge. If you desire a copy of this report, forward your request to:


                              Ms. Linda L. Engle
                            Sr. Vice President/CFO
                            The Juniata Valley Bank
                                  P.O. Box 66
                             Mifflintown, PA 17059

                                RETURN OF PROXY

     You are urged to sign, date and return the accompanying Proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your Proxy.


                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  RONALD H. WITHERITE
                                  Secretary


Mifflintown, Pennsylvania
March 14, 1996

                                     PROXY

                        JUNIATA VALLEY FINANCIAL CORP.
                                  P.O. Box 66
                             Mifflintown, PA 17059
                           Telephone: (717) 436-8211

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                  DIRECTORS OF JUNIATA VALLEY FINANCIAL CORP.

The undersigned hereby appoints Madelon Book, Margaret Fleck and Dennis Long as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Juniata Valley Financial Corp. held of record by the undersigned on March 14, 1996 at the Annual Meeting of Shareholders to be held on April 16, 1996.

1. ELECTION OF DIRECTORS:

   For all Nominees Listed Below _____     Withhold Authority _____
   (except as indicated below)

                                    CLASS C
                                    -------

                                 Dale G. Nace
                               Edward R. Rhodes
                               Harold B. Shearer

   INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space immediately below.

2. INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $1.00, FROM 2,000,000 TO 5,000,000:

                    FOR ___     AGAINST ___     ABSTAIN ___

3. APPROVAL OF THE JUNIATA VALLEY FINANCIAL CORP. EMPLOYEE STOCK PURCHASE
   PLAN:

                    FOR ___     AGAINST ___     ABSTAIN ___

4. OTHER BUSINESS: Take action on other business which may properly come before the meeting.

                    FOR ___     AGAINST ___     ABSTAIN ___

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION OR DIRECTION IS MADE, THEY WILL BE VOTED FOR THE ELECTION OF THE THREE CLASS C DIRECTORS, AND FOR ANY OTHER BUSINESS IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.

Dated this    day of         , 1996.                                   (SEAL)
                                       --------------------------------------
                                       Signature

                                                                       (SEAL)
                                       --------------------------------------
                                       Signature

                                       Please sign exactly as your name appears hereon. When signing as an Attorney, Executor, Administrator, Trustee or Guardian, please give full title. If more than one Trustee, all must sign. All joint owners must sign.

                                  EXHIBIT "A"
                         COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                              CORPORATION BUREAU


                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION


                        JUNIATA VALLEY FINANCIAL CORP.


     1.  The name of the Corporation is Juniata Valley Financial Corp.

     2. The location and post office address of its registered office in the Commonwealth of Pennsylvania is Bridge and Main Streets, Mifflintown, Pennsylvania.

     3. The Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

     To have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which Corporations may be incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania. The Corporation is incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania (Act of May 5, 1933, P. L. 364, as amended).

     4.  The term for which the Corporation is to exist is perpetual.

     5. The aggregate number of shares which the Corporation shall have authority to issue is 2,500,000 shares, divided into two classes consisting of 2,000,000 shares of Common Stock with a par value of $1.00 per share and 500,000 shares of Preferred Stock without a par value. The Board of Directors shall have the full authority permitted by law to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations and preferences, priorities, qualifications, privileges, limitations, restrictions, options, conversion rights, dividend features, retirement features, liquidation features, redemption features or other special or relative rights that may be desired for the Preferred Stock and any series thereof, and to issue such Preferred Stock from time to time in one or more series. The designations, preferences, priorities, qualifications, privileges, limitations, restrictions, options, conversion rights, dividend features, retirement features, liquidation features, redemption features and any other special or relative rights of any series of Preferred Stock may differ from those of any and all series at any time outstanding.

     6. The name and post office address of each incorporator and the number and class of shares subscribed by each incorporator is:

    Name           Address              No and Class of Shares
    ----           -------              ----------------------

    James A. Ulsh  1801 N. Front St.    One share of common stock
                   P.O. Box 729
                   Harrisburg, PA 17108

     7.  No cumulative voting for the election of directors shall be permitted.

     8. No holder of any class of capital stock of the Corporation shall have pre-emptive rights, and the Corporation may issue shares, option rights or securities having conversion or option rights with respect to shares and any other securities of any class without first offering them to shareholders of any class or classes.

     9. To the full extent permitted by law, the Board of Directors is expressly vested with the authority to make, alter, amend and repeal such Bylaws as it may deem necessary or desirable for the Corporation, subject to the statutory power of the shareholders to change such action but only upon the affirmative vote of the holders of the outstanding capital stock of the Corporation entitled to cast at least seventy-five percent (75%) of the votes which all shareholders are entitled to cast on the matter at a regular or special meeting of the shareholders duly convened after notice to the shareholders of that purpose.

     10. A. The Board of Directors of the Corporation may, in its sole discretion, if it deems it advisable, oppose any offer, proposal, or attempt by any Corporation or other business entity, person or group to (a) make any tender or other offer to acquire any of the Corporation's securities; (b) merge or consolidate the Corporation with or into another entity; (c) purchase or otherwise acquire all or substantially all of the assets of the Corporation; or
(d) make any transaction similar in purpose or effect to any of the above. In considering whether to oppose, recommend or remain neutral with respect to any of the aforesaid offers, proposals or plans, the Board of Directors shall evaluate what is in the best interests of the Corporation and may, but is not legally obligated to, consider any pertinent factors which may include but are not limited to any of the following:

    (1) Whether the offering price, whether in cash or in securities, is adequate and acceptable based upon both the current market price of the Corporation's securities and the historical and present operating results or financial condition of the Corporation.

    (2) Whether a price more favorable to the shareholders may be obtained now or in the future from other offerors and whether the Corporation's continued existence as an independent Corporation will affect the future value of the Corporation.

    (3) What the impact of the offer would have on the employees, depositors, clients and the customers of the Corporation or its subsidiaries and the communities which they serve.

    (4) The present and historical financial position of the offeror, its reputation in the communities which it serves and the effect which the reputation and practices of offeror or its management and affiliates would have upon the employees, depositors and customers of the Corporation and the community which the Corporation serves.

    (5) An analysis of the value of the securities (if any) offered in exchange for the Corporation's securities.

    (6) Any anti-trust or other legal or regulatory issues raised by the offeror.

    B. If the Board of Directors determines that an offer shall be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaint with all government and regulatory authorities having jurisdiction over the offer; acquiring the Corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock and granting options with respect thereto; acquiring a company to create an anti-trust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

     11. A. For purposes of this Article 11 the term "Business Combination" shall mean any one or more of the following transactions:

    (1) Any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (i) any ten percent (10%) Shareholder (as hereinafter defined) or (ii) any other Corporation (whether or not itself is a ten percent (10%) Shareholder) which is, or after such merger or consolidation would be, an affiliate (as hereinafter defined) of a ten percent (10%) Shareholder or;

    (2) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or in a series of related transactions) to or with any ten percent (10%) Shareholder of assets whether of the Corporation or any Subsidiary or Subsidiaries of the Corporation, or any combination thereof, the aggregate value of which is equal to or greater than ten percent (10%) of the Corporation's consolidated stockholders equity; or

    (3) The issuance or transfer by the Corporation or by any Subsidiary (in one transaction or in a series of related transactions) of any securities of the Corporation or any Subsidiary to any ten percent (10%) Shareholder or Affiliate of a ten percent (10%) Shareholder in exchange for cash, securities or other property or any combination thereof, having an aggregate fair market value equal to or greater than ten percent (10%) of the Corporation's consolidated stockholders equity; or

    (4) Any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with, into or otherwise involving a ten percent (10%) Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary, which is directly or indirectly owned by any ten percent (10%) Shareholder or any Affiliate of a ten percent (10%) Shareholder;

    Provided however, no transaction described in Clauses 1. through 4. of this subparagraph A of Article 11 shall constitute a Business Combination if the Board of Directors has by resolution authorized or ratified the execution and delivery of a written agreement in principle, memorandum of understanding or letter of intent respecting such transaction prior to the time the ten percent (10%) Shareholder involved in such transaction acquired, directly or indirectly, more than five percent (5%) of the outstanding Common Stock of the Corporation which would be entitled to vote on such transaction. In such an event the provisions of subparagraph D of this Article 11 shall apply.

    B. Notwithstanding the fact that by law or by agreement with a national securities exchange or otherwise no vote, or a lesser vote, of shareholders may be specified or permitted, and except as otherwise expressly provided in subparagraph C. of this Article 11 the affirmative vote of the holders of at least eighty-five percent (85%) of the votes which all Shareholders are entitled to cast on the matter shall be required to approve any Business Combination.

    C. Notwithstanding the provisions of subparagraph B. of this Article 11, a Business Combination shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes which all Shareholders are entitled to cast on the matter, if and only if all of the following conditions shall have been satisfied:

    (1) The ratio of (a) the aggregate amount of cash and fair market value of all other consideration to be received in such Business Combination by the Corporation, a Subsidiary, or the holders of Common Stock, as the case may be, divided by the number of shares of Common Stock issued and outstanding immediately prior to the first public announcement relating to such Business Combination, to (b) the market price of the Common Stock per share immediately prior to the first public announcement relating to such Business Combination, is at least as great as the ratio of (c) the highest per-share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such ten percent (10%) Shareholder has paid for any shares of Common Stock acquired by it within the three-year period prior to the record date for determining shareholders entitled to vote on such Business Combination to (d) the market price of the Common Stock immediately prior to the initial acquisition by such ten percent (10%) Shareholder of any Common Stock.

    (2) The aggregate amount of the cash and fair market value of other consideration to be received in such Business Combination by the Corporation, a Subsidiary or the holders of Common Stock, as the case may be, divided by the number of shares of Common Stock issued and outstanding immediately prior to the first public announcement relating to such Business Combination, is not less than the highest per-share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such ten percent (10%) Shareholder for any block of Common Stock owned by it; and in addition is not less than the market price per share of Common Stock immediately prior to the first public announcement relating to such Business Combination.

    (3) The form of consideration to be received by holders of Common Stock in such Business Combination shall not be less favorable than the consideration paid by the ten percent (10%) Shareholder in acquiring the largest block of Common Stock already owned by it;

    (4) After such ten percent (10%) Shareholder has acquired ownership of not less than ten percent (10%) of the then outstanding Common Stock (a "10% Interest") and prior to the consummation of such Business Combination:

             (a) the ten percent (10%) Shareholder shall have taken all action necessary to ensure that the Corporation's Board of Directors included at all times representation by Continuing Director(s) (as hereinafter defined) proportionate to the ratio that the Voting Shares owned by persons who are not ten percent (10%) Shareholders ("Public Holders") bears to all Voting Shares outstanding at such respective times (with a Continuing Director to occupy any resulting fractional Board position);

             (b) such ten percent (10%) Shareholder shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a 10% Interest or as a result of a pro rata stock dividend or stock split); and

             (c) such ten percent (10%) Shareholder shall not have acquired any additional shares of the Corporation's outstanding Voting Shares except as a part of the transaction which resulted in such ten percent (10%) Shareholder acquiring its 10% Interest;

     (5) Prior to the consummation of such Business Combination, such ten percent (10%) Shareholder shall not have (a) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, or (b) made any major change in the Corporation's business or equity capital structure without the unanimous approval of the whole Board of Directors; and

     (6) A proxy statement meeting the requirements of the Securities Exchange Act of 1934 shall have been mailed to all holders of Voting Shares for the purpose of soliciting shareholder approval of such Business Combination. Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the continuing Directors, or any of them, may have furnished in writing and an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of Voting Shares other than any ten percent (10%) Shareholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee by the Corporation for its services upon receipt by the Corporation of such opinion).

     D. Any of the following which are not a Business Combination subject to the provisions of subparagraph B or subparagraph C of this Article 11 shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all Shareholders are entitled to cast on the matter:

     (1) Any merger or consolidation of the Corporation with or into another Corporation; or

     (2) Any merger or consolidation of a Subsidiary with or into another Corporation if (i) the resulting, surviving or continuing Corporation, as the case may be, would not be a Subsidiary or (ii) the total number of shares of the Corporation issued or delivered in connection with such transaction, plus those initially issuable upon conversion of any other shares, securities or obligation to be issued in connection with such transaction, exceed fifteen percent (15%) of the shares of Common Stock of the Corporation outstanding immediately prior to the date on which such transaction is consummated; or

     (3) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of the Corporation; or

     (4) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of a Subsidiary whose total assets exceed twenty percent (20%) of the total assets of the Corporation as reflected on the most recent consolidated balance sheet of the Corporation; or

     (5) Any sale of all or substantially all of the stock in a subsidiary whose total assets exceed twenty percent (20%) of the total assets of the Corporation as reflected on the most recent consolidated balance sheet of the Corporation.

     Provided, however, that the transaction described in Clauses 1 through 5, of this subparagraph D of Article 11 shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) and not seventy-five percent (75%) of the votes which all Shareholders are entitled to cast on the matter if the Board of Directors has by resolution authorized or ratified the execution and delivery of a written agreement in principle, memorandum of understanding or letter of intent respecting such transaction prior to the time that any party has presented such transaction to the shareholders of the Corporation for their consideration or approval.

     Transactions involving the Corporation or a Subsidiary which are not Business Combinations or which are not described in (1) through (5) of this subparagraph D of Article 11, shall require only such shareholder approval, if any, as may be required pursuant to the Business Corporation Law of Pennsylvania as in effect from time to time.

     E. Any plan or proposal for the liquidation or dissolution of the Corporation which would require or permit a distribution of any surplus remaining after paying off all debts and liabilities of the Corporation to the shareholders in accordance with their respective rights and preferences shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes which all Shareholders are entitled to cast on the matter; provided, the affirmative vote of the holders of at least eighty-five percent (85%) of the votes which all Shareholders are entitled to cast on the matter shall be required for any such plan or proposal which would permit such distribution to shareholders to be made other than in cash.

     F.  For the purposes of this Article 11 and Article 12:

     (1) A "person" shall mean any individual group, firm, Corporation or other entity.

     (2) "10% Shareholder" shall mean, in respect of any Business Combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummating of any such transaction:

         (a) is the beneficial owner, directly or indirectly, of not less than ten percent (10%) of the outstanding Common Stock of the Corporation, or

         (b) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficiary owner, directly or indirectly, of not less than ten percent (10%) of the outstanding Common Stock of this Corporation, or

         (c) is an assignee of or has otherwise succeeded to any Common Stock which was at any time within two years prior thereto beneficially owned by any ten percent (10%) Shareholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (3) A person shall be the "beneficial owner" of any Common Stock:

         (a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially own, directly or indirectly, or

         (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote, pursuant to any agreement, arrangement or understanding, or

         (c) which are beneficially owned, directly or indirectly, by any other person with which such first-mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.

     (4) The outstanding Common Stock shall include shares deemed owned through application of Section 3 above but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

     (5) "Continuing Director" shall mean a person who was a member of the Board of Directors of the Corporation elected by the Holders of Common Stock prior to the date as of which any ten percent (10%) Shareholder acquired in excess of five percent (5%) of the then outstanding shares of Common Stock, or a person designated (before his initial election as a Director) as a Continuing Director by a majority of the then Continuing Directors.

     (6) "Affiliate" and "Associate" shall have the respective meanings given those terms in the General Rules and Regulations under the Securities Exchange Act of 1934.

     (7) "Subsidiary" means any corporation or entity of which a majority of any class of equity security (as defined in the General Rules and Regulations under the Securities Exchange Act of 1934) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of ten percent (10%) Shareholder set forth in Section 2 of this subparagraph F, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

     (8) "Voting Shares" shall mean any shares of the capital stock of the Corporation entitled to vote (irrespective of the number of votes which each such share is entitled to cast) generally in the election of Directors.

     G. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article 11, on the basis of information known to them, (1) the number of shares of Common Stock beneficially owned by any person, (2) whether a person is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in Section 3 of subparagraph F., (4) the fair market value of consideration other than cash to be received in any Business Combination, (5) whether the form of consideration to be received by holder of Common Stock in a Business Combination is not less favorable than the consideration paid by a ten percent (10%) Shareholder in acquiring the largest block of Common Stock owned by it, and (6) whether a ten percent (10%) Shareholder has taken all action necessary to ensure proportionate representation by Continuing Directors on the Board of Directors for purposes of clause 4(a) of subparagraph C of this Article 11.

     H. Nothing contained in this Article 11 shall be construed to relieve any ten percent (10%) Shareholder from any fiduciary obligation imposed by law.

     12. Articles 7, 8, 9, 10 and 11 of these Articles of Incorporation, and this Article 12, may not be amended, altered, changed or repealed without the affirmative vote of holders of at least eighty-five percent (85%) of the votes which all shareholders are entitled to cast on the matter. Provided, however, that if the amendment, alteration, change or repeal of any of the aforesaid Articles is recommended to the shareholders by sixty-six and two-thirds percent (66 2/3%) of the whole Board of Directors, consisting entirely of Continuing Directors, then the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes which all Shareholders are entitled to cast on the matter shall be required. Article 5 of these Articles of Incorporation may not be amended, altered, changed or repealed without the affirmative vote of the holders of at least sixty-six and two-thirds percent
(66 2/3%) of the votes which all shareholders are entitled to cast on the matter.

     13. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any and all persons whom it shall have the power to indemnify from and against any and all expenses, liabilities or other matter for which indemnification is permitted by applicable law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     14. Each article of these Articles of Incorporation shall be considered separable and if for any reason any Article is determined to be invalid and contrary to any then existing law, such invalidity shall not impair the operation of or affect those Articles which are valid.

                                  EXHIBIT "B"

                        JUNIATA VALLEY FINANCIAL CORP.
                         EMPLOYEE STOCK PURCHASE PLAN

                              ARTICLE I-PURPOSE

1.01.  Purpose


     The Juniata Valley Financial Corporation Employee Stock Purchase Plan will provide a method for employees of The Juniata Valley Bank to acquire a proprietary interest in Juniata Valley Financial Corporation. Under the Employee Stock Purchase Plan, participating employees may purchase shares of the Common Stock of Juniata Valley Financial Corporation. Juniata Valley Financial Corporation intends to have the Employee Stock Purchase Plan qualify as an "employee stock purchase plan" under (S)423 of the Internal Revenue Code of 1986, as amended. The Employee Stock Purchase Plan shall be construed to comply with the requirements of that section of the Internal Revenue Code.


                            ARTICLE II-DEFINITIONS

2.01.  Base Pay

     "Base Pay" means the regular straight-time earnings of an employee, excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

2.02.  Board of Directors

     "Board of Directors" means the Board of Directors of Juniata Valley Financial Corporation.

2.03.  Code

     "Code" means the Internal Revenue Code of 1986, as amended.

2.04.  Committee

     "Committee" means the committee administering the Employee Stock Purchase Plan, which is more fully described in Article XI.

2.05.  Employee

     "Employee" means any person who is customarily employed on a fill-time or part-time basis by Juniata Valley Bank and is regularly scheduled to work more than 20 hours per week.

2.06.  JVB

     "JVB" means The Juniata Valley Bank.

2.07.  JVFC

     "JVFC" means Juniata Valley Financial Corporation.

2.08.  Offerings

     "Offerings" means the annual offerings of JVFC's common stock. Each Offering will begin on July 1 and end on May 15 of the following year.

2.09.  Offering Commencement Date

     "Offering Commencement Date" means July 1 of each year.

2.10.  Offering Termination Date

     "Offering Termination Date" means May 15 of the year following the Offering Commencement Date.

2.11.  Participant

     "Participant" means any eligible employee of JVB that has completed an authorization for payroll deduction on the form provided by JVB and filed the form with the Treasurer of JVFC..

2.12.  Plan

     "Plan" means the JVFC Employee Stock Purchase Plan.

2.13.  Stock

     "Stock" means the common stock of JVFC.


                  ARTICLE III-ELIGIBILITY AND PARTICIPATION

3.01.  Initial Eligibility

     An employee is eligible to participate in the Plan if: (i) he or she has completed ninety (90) days' employment; and (ii) he or she is employed by JVB on the date the employee's participation in the Plan becomes effective. Eligible employees may participate in offerings under the Plan which commence on or after the employee meets the eligibility requirements set forth in this section.

3.02.  Leave of Absence

     For purposes of the Plan, a person on leave of absence will be considered an employee for the first 90 days of the leave of absence. The person's employment shall be considered terminated at the close of business on the 90th day of the leave of absence. Termination by JVB of any employee's leave of absence, other than termination of the leave of absence on return to full time or part time employment, will terminate the employee's participation in the Plan and the employee's right to exercise any option outstanding under the Plan.

3.03.  Restrictions on Participation

     Any provision of the Plan to the contrary notwithstanding, an employee's participation in the Plan will be limited or prohibited:

     (a) if, because of participation the employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of JVFC (for purposes of this paragraph, the rules of (S)424(d) of the Code shall apply in determining stock ownership of any employee); or

     (b) if the Participant's rights to purchase stock under all employee stock purchase plans of JVFC would accrue at a rate which exceeds $25,000 for each calendar year determined by the fair market value of the stock at the time the option is granted.

3.04.  Commencement of Participation

     An eligible employee may become a Participant by completing an authorization for a payroll deduction on the form provided by JVB and filing it with the Treasurer of JVFC. With respect to each Offering, the payroll deduction authorization must be received by JVFC on or before a date established by the Committee. For each Offering, payroll deductions for a Participant will commence on the applicable Offering Commencement Date, and will end on the Offering Termination Date, unless sooner terminated by the Participant as provided in
Article VIII.


                             ARTICLE IV-OFFERINGS

4.01.  Annual Offerings

     The Plan will be implemented by annual Offerings of JVFC's Common Stock beginning on the 1st day of July in each year. Each Offering will terminate on May 15th of the following year.

                         ARTICLE V-PAYROLL DEDUCTIONS

5.01.  Amount of Deduction

     At the time a Participant files the authorization for payroll deduction, he or she shall elect to have deductions made from his or her pay. The deductions shall be made on each payday during the time the employee is a Participant in an Offering. The rate of each deductions shall be at the rate of 2, 3, 4, 5, 6, 7, 8, 9 or 10% of the Participant's base pay in effect at the Offering Commencement Date. If the Participant is a part-time hourly employee, that employee's base pay during an Offering will be determined by multiplying the employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for the employee during the Offering.

5.02.  Participant's Account

     All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan. A Participant may make separate cash payments only as permitted by the Committee and permitted by (S) 5.04.

5.03.  Changes in Payroll Deductions

     A Participant may discontinue participation in the Plan as provided in
Article VIII. No other change can be made during an Offering. Specifically, a Participant may not alter the amount of his or her payroll deductions for that Offering.

5.04   Leave of Absence

     If a Participant goes on a leave of absence, that Participant will have the right to elect:

     (a)   to withdraw the balance in his or her account pursuant to (S)7.02;

     (b) to discontinue contributions to the Plan but remain a Participant in the Plan; or

     (c) to remain a Participant in the Plan during the leave of absence, authorizing deductions to be made from payments by JVB to the Participant during the leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by JVB to the Participant are insufficient to meet the Participant's authorized Plan deductions.

                        ARTICLE VI-GRANTING OF OPTION

6.01.  Number of Option Shares

     On the Commencement Date of each Offering, a Participant will be granted an option to purchase as many full shares of the Stock as he or she will be able to purchase with the aggregate sum of the payroll deduction deposited in his or her account during that Offering.

6.02.  Option Price

     The option price of Stock purchased during each annual Offering for a Participant shall be a percentage between eighty-five (85%) percent and one hundred (100%) percent of the fair market value of the Stock on the Offering Commencement Date or the nearest prior business day to the Offering Commencement Date. The percentage used shall be in the sole and exclusive discretion of the Board of Directors.


                        ARTICLE VII-EXERCISE OF OPTION

7.01.  Automatic Exercise

     Unless a Participant gives written notice to the Treasurer of JVFC as provided in Section 7.02, the Participant's option for the purchase of Stock with payroll deductions made during any offering will be exercised automatically on the Offering Termination Date, for the purchase of the number of full shares of Stock which the balance in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to (S)6.01). Any excess in the account at that time will be returned to the Participant.

7.02.  Withdrawal of Account

     By written notice to the Treasurer of JVFC, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all the money in the Participant's account.

7.03.  Fractional Shares

     Fractional shares will not be issued under the Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any Participant promptly following the termination of an Offering.

7.04.  Transferability of Option

     During a Participant's lifetime, options held by the Participant shall be exercisable only by that Participant.

7.05.  Delivery of Stock

     Within forty-five (45) days after the Offering Termination Date of each Offering, or as soon as practicable thereafter, JVFC will deliver to each Participant, as appropriate, the Stock purchased upon exercise of his or her option.


                           ARTICLE VIII-WITHDRAWAL

8.01.  In General

     A Participant may withdraw payroll deductions credited to his or her account under the Plan at any time (subject to Article 7.02) by giving written notice to the Treasurer of JVFC. All of the Participant's payroll deductions credited to his or her account will be paid to the Participant promptly after receipt of notice of withdrawal. No further payroll deductions will be made from the Participant's pay during such Offering.

8.02.  Effect on Subsequent Participation

     A Participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by JVFC.

8.03.  Termination of Employment

     Upon termination of the Participant's employment for any reason, including retirement (but excluding death or continuation of a leave of absence for a period beyond 90 days), the Participant's participation in the Plan shall automatically terminate, the Participant shall not be entitled to purchase any shares at the end of the Offering, and the payroll deductions credited to the Participant's account will be returned to the Participant.

8.04.  Termination of Employment Due to Death

     Upon termination of the Participant's employment because of death, the Participant's beneficiary (as defined in (S)12.01) shall have the right to elect, by written notice given to the Treasurer of JVFC prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of death of the Participant, either:

     (a) to withdraw all of the payroll deductions credited to the Participant's account under the Plan; or

     (b) to exercise the Participant's option for the purchase of Stock on the Offering Termination Date following the date of the Participant's death under the terms described in Article 7.01.

     In the event that no written notice of election is received by the Treasurer of JVFC, the beneficiary shall automatically be deemed to have elected pursuant to paragraph (b), to exercise the Participant's option.

8.05.  Leave of Absence

     A Participant on leave of absence shall, subject to the election made by the Participant pursuant to (S)5.04, continue to be a Participant in the Plan so long as the Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than 90 days will not be entitled to participate in any offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on leave of absence returns to regular full time or part time employment with the JVB at the earlier of: (a) the termination of such leave of absence or (b) three months from the 90th day of the leave of absence, the Participant's participation in the Plan shall terminate on whichever of such dates first occurs.


                             ARTICLE IX-INTEREST

9.01   Payment of Interest

     A Participant's account will be credited with simple interest computed at the regular statement savings account rate in effect at JVB during the applicable offering period


                               ARTICLE X-STOCK

10.01  Maximum Shares

     The maximum number of shares which will be issued under the Plan, subject to adjustment upon changes in capitalization of JVFC as provided in (S)12.04 shall be 5000 shares in each annual Offering plus in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed 100,000 shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable Offering, JVFC shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to the Participant as promptly as possible.

10.02. Participant's Interest in Option Stock

     The Participant will have no interest in Stock covered by his or her option until the option has been exercised.

10.03. Registration of Stock

     Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant directs by written notice to the Treasurer of JVFC prior to the Offering Termination Date, in the names of the Participant and one such other person as may be designate by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.


                          ARTICLE XI-ADMINISTRATION

11.01. Appointment of Committee

     The Board of Directors shall appoint a committee (the "Committee") to administer the Plan. The Committee which shall consist of no fewer than three members of the Board of Directors. No member of the Committee shall be eligible to purchase stock under the Plan.

11.02. Authority of Committee

     The Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determination shall be conclusive.

11.03. Rules Governing the Administration of the Committee

     The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. Meetings by telephone are permissible. A majority of its members shall constitute a quorum. All decisions of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee will be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.


                          ARTICLE XII-MISCELLANEOUS

12.01. Designation of Beneficiary

     A Participant may file a written designation of a beneficiary who is to receive any stock and/or cash in the event the Participant dies. A Participant may change the designated beneficiary at any time by written notice to the Treasurer of JVFC. In the event of the Participant's death prior to the delivery of Stock purchased pursuant to an Offering, JVFC will deliver the Stock, or any cash to which the Participant is entitled, to the joint tenant, if the Participant has designated a joint tenant as provided in Article 10.03. If there is no joint tenant, JVFC shall deliver the stock and/or cash to the designated beneficiary upon receipt by JVFC of proof of the identity and existence at the Participant's death of a beneficiary validly designated under the Plan. If a Participant dies and no living beneficiary has been validly designated under the Plan, JVFC shall deliver the stock and/or cash to the executor or administrator of the estate of the Participant. If there is no executor or administrator appointed (to the knowledge of JVFC), JVFC, in its discretion, may deliver the stock and/or cash to the spouse or to any one or more dependents of the Participant as JVFC may designate. No beneficiary shall, prior to death of the Participant by whom he has been designated, acquire any interest in the stock or cash credited to the Participant under the Plan. JVFC shall not be liable to any person for the delivery of stock and/or cash pursuant to the provisions of this
Section 12.01.

12.02. Transferability

     In no event may any rights with regard to the exercise of an option or to receive stock under the Plan be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that JVFC may treat such act as an election to withdraw funds in accordance with (S)7.02.

12.03. Use of Funds

     All payroll deductions received or held by JVFC under this Plan may be used by JVFC in the same manner as funds held in ordinary savings accounts at JVB are used. JVFC shall not be obligated to segregate payroll deductions.


12.04. Adjustment Upon Changes in Capitalization

     (a) If, while any options are outstanding, the outstanding shares of Common Stock of JVFC have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of JVFC through reorganization, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee. In addition, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

     (b) Upon the (i) dissolution or liquidation of JVFC; (ii) reorganization, merger or consolidation of JVFC with one or more corporations as a result of which JVFC is not the surviving corporation; or (iii) upon a sale of substantially all of the property or stock of JVFC to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this (S)12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

12.05. Amendment and Termination

     The Board of Directors shall have complete power and authority to terminate or amend the Plan. The Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to (S)12.04); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.



12.06. Effective Date

     The Plan shall become effective as of July 1, 1996, subject to approval by the holders of the majority of the Stock present and represented at the 1996 annual meeting of the shareholders. If the Plan is not approved, the Plan shall not become effective.

12.07. No Employment Rights

     The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by JVB. The Plan shall not be deemed to interfere in any way with JVB's right to terminate, or otherwise modify, an employee's employment at any time.

12.08. Effect of Plan

     The provisions of the Plan will be binding upon all successors of each employee participating in the Plan, including, without limitation, the employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of the employee.

12.09. Governing Law

     The law of the State of Pennsylvania will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.